EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 1995 Stock Option Plan for Non-Employee Directors of Litchfield Financial Corporation and to the incorporation by reference therein of our report dated February 3, 1996, with respect to the consolidated financial statements of Litchfield Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                           /s/Ernst & Young LLP
                                           ERNST & YOUNG LLP

Boston, Massachusetts
September 6, 1996